Exhibit 10.7

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment ("Amendment") is effective as of June 1, 2004 by and between E-Z-EM, Inc., a Delaware corporation, having an address at 1111 Marcus Avenue, Suite LL-26, lake Success, NY 11042 ("Company") and Anthony A. Lombardo, an individual having an address at 14 Brookrace Drive, Mendham, NJ 07945 ("Employee").

      WHEREAS, the Company and the Employee entered into an Employment Agreement dated April 3, 2000 ("Agreement"), and

      WHEREAS, the Company and the Employee now desire to amend the Agreement in accordance with the following as set forth below.

      NOW, THEREFORE in consideration of the mutual covenants contained herein, and other valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by each of the parties, the Agreement is hereby amended as follows:

      1. The text of Section 3.1 is hereby modified, so that after modification Section 3.1 shall read in its entirety as follows:

                  "Section 3.1: The Company agrees to pay the Employee, during the term of his employment, a base salary of $340,000 per year of employment (the "Base Salary"). Base salary shall be payable in equal monthly installments on a monthly basis, less such deductions or amounts to be withheld as required by applicable law or regulations. The Company shall be under no obligation to increase the Base Salary, but may review the Employee's Base Salary at its sole discretion."

      2. The text of Section 2 is hereby deleted in its entirety and replaced with the following:

                  "Section 2 Term of Employment

                        2.1 This Agreement shall commence on June 1, 2004 and
                  terminate on May 31, 2007, unless terminated sooner in accordance with the terms and conditions contained herein. This Agreement may be renewed by the mutual consent of the Company and Employee."

      3. The text of Section 3.2 is hereby deleted in its entirety and replaced with the following:

                  "Section 3.2 The Employee shall participate in the Company's Annual Incentive Plan ("AIP") at the President/CEO level and shall be eligible for an annual bonus in accordance with the AIP, as such plan may be modified from time to time by the Company."


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

      4. The text of Section 3.7 is hereby modified, so that after modification Section 3.7 shall read in its entirety as follows:

                  "Section 3.7 The Company shall enter into a Change in Control Agreement with the Employee as such agreement may be modified from time to time by the mutual written consent of the parties. A copy of the form of such Change in Control Agreement is attached hereto as Exhibit B. In the event of any conflict between this Agreement and the terms and conditions of the Change in Control Agreement, the terms and conditions of the Change in Control Agreement shall prevail."

      5. The text of Section 4.5 is hereby deleted in its entirety and replaced with the following:

                  "Section 4.5 If the Employee's employment is terminated by the Company pursuant to Section 4.1 without cause, he shall be entitled to severance pay equal to two (2) years Base Salary, payable in twenty four (24) equal installments on the first regular pay day of each fiscal month commencing in the first fiscal month following termination. In addition to the foregoing severance payments, the Company shall continue to provide the Employee with medical and dental benefits similar to those as are in effect at the time of termination for a period of two (2) years following the date of termination. In the event the Employee's termination is covered under the Change in Control Agreement attached hereto as Exhibit B, the obligations of the Company to make payments and provide continued medical and dental benefits pursuant to this Section
                  4.5 shall terminate and the Employee shall only be entitled to such severance amount and benefits as is set forth in the Change in Control Agreement. If following the termination of the Employee by the Company pursuant to Section 4.1 of this Agreement, the Employee breaches any provisions of Section 5 of this Agreement, the obligations of the Company to make payments and provide medical and dental benefits pursuant to this Section 4.5 shall immediately terminate. Except as provided in Sections 4.5 and 3.2, the Employee shall not be entitled to any severance pay or to any other compensation, payments or benefit (by way of salary, bonus, stock options, damages or otherwise) of any nature relating to this Agreement or otherwise relating to or arising out of his employment by the Company, for any period subsequent to the date of termination. Furthermore, upon termination of this Agreement, the applicable provisions of the Plan will apply to any stock option, provided, however that in the event this Agreement is terminated, any and all unvested stock options shall immediately expire and the Employee shall return all documents evidencing such options to the Company."

      6. The text of Section 6.2 is hereby deleted in its entirety and replaced with following:


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

                  "Section 6.2 All notices concerning this Agreement shall be deemed to have been received one day after personal delivery or two days after being properly sent by commercial overnight courier to the address below:

                     If to the Company:

                        E-Z-EM, Inc.
                        1111 Marcus Avenue
                        Suite LL-26
                        Lake Success, NY  11042
                        Att: Vice President - General Counsel

                     If to Employee:

                        Anthony A. Lombardo
                        14 Brookrace Drive
                        Mendham, NJ 07945"

      7. The modifications set forth in this Amendment shall become effective on June 1, 2004.

      8. Except as set forth in this Amendment, all other provisions of the Agreement shall remain unchanged.

      9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same.

      In Witness Whereof, the Company and the Employee have executed this Amendment as of the day and year set forth below.

E-Z-EM, Inc.


/s/ Howard S. Stern                              /s/ Anthony A. Lombardo
----------------------------                     -------------------------------
Howard S. Stern                                  Anthony A. Lombardo
Chairman of the Board

Date: August 24, 2004                            Date: August 24, 2004
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